SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.     )

Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d) (2))

[_]  Definitive Information Statement

                             SunAmerica Series Trust
                (Name of Registrant as Specified in its Charter)

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     2)   Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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[LOGO]   SUNAMERICA
         FINANCIAL



                                                                August ___, 2001


Dear Policy Owner:

The Board of Trustees of SunAmerica Series Trust has approved a subadviser change for the Portfolio, one of the underlying investments of our variable annuity. Effective July 2, 2001 the Portfolio's existing subadviser, Goldman Sachs Asset Management ("GSAM"), was replaced with a new subadviser, WM Advisors, Inc. ("WMA"). THIS CHANGE IN PORTFOLIO MANAGEMENT WILL NOT RESULT IN ANY MODIFICATIONS TO THE INVESTMENT GOAL OR PRINCIPAL INVESTMENT OBJECTIVE STATED IN THE SUNAMERICA SERIES TRUST PROSPECTUS, NOR WILL THE FEE FOR MANAGEMENT OF THE PORTFOLIO CHANGE AT THIS TIME.

WMA was selected based on their disciplined investment approach to asset allocation that has produced an impressive long-term track record. They employ an active asset allocation overlay, whereby the portfolio manager constantly adjusts the mixture of the asset classes to take advantage of market conditions and reduce volatility.

If you have any questions regarding this change, please call our Sunline customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

                                 Sincerely,

                                 /s/ Jane Aldrich
                                 Jane Aldrich, CFA
                                 Vice President
                                 SunAmerica Retirement Markets, Inc.


Polaris, Polaris(II), Polaris Group, Polaris Plus, Polaris(II) A-Class and AnchorAdvisor are issued by Anchor National Life Insurance Company in all states except New York. FSA Polaris, FSA Polaris Group, and FSA Advisor are issued by First SunAmerica Life Insurance in New York. Both insurers are members of the SunAmerica family of financial services companies. Variable annuities are sold by prospectus only, which contains more complete information regarding risk factors, fees, charges, and expenses. Investors should read the prospectus carefully. An investment in the securities underlying the annuity involves investment risk, including possible loss of principal. Distributed by SunAmerica Capital Services, Inc.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

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                             SUNAMERICA SERIES TRUST
                           ASSET ALLOCATION PORTFOLIO
                                 P.O. BOX 54299
                       LOS ANGELES, CALIFORNIA 90054-0299

                          -----------------------------

                              INFORMATION STATEMENT

                          -----------------------------

     This information statement is being provided to the policy owners of SunAmerica Series Trust invested in the Asset Allocation Portfolio (the "Portfolio") of SunAmerica Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp. ("SunAmerica" or the "Adviser"), located at 733 Third Avenue, New York, NY 10017, to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
      A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE
                        NOT REQUIRED TO TAKE ANY ACTION.

     This information statement will be mailed on or about September 4, 2001. Copies of the most recent annual and semi-annual reports of Trust are available without charge and may be obtained by writing to the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

PURPOSE OF THE INFORMATION STATEMENT

     On May 22, 2001, the Trustees of the Trust approved a Subadvisory Agreement between SunAmerica, the investment adviser, and WM Advisors, Inc. ("WMA"), the subadviser, with respect to the Asset Allocation Portfolio of the Trust. As of July 2, 2001, WMA replaced GSAM as investment manager of the Asset Allocation Portfolio.

THE TRUST

     The Portfolio is an investment series of SunAmerica Series Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time. SunAmerica selects the subadvisers for the Portfolio, provides various administrative services and supervises the Portfolio's daily business affairs, subject to general review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain a subadviser for the Portfolio. SunAmerica selects a subadviser it believes will provide the Portfolio with the highest quality investment services, while obtaining, within the Portfolio's overall investment objective, a distinct investment style. SunAmerica monitors the activities of the subadviser and, from time to time, will recommend the

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replacement of a subadviser on the basis of investment performance,  style drift or other consideration.

     The subadvisers to the Trust act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portion of their respective Portfolios regarding securities to be purchased and sold. The subadviser is independent of SunAmerica and discharges its responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadviser's fees. The Portfolio does not pay fees directly to the subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as agent not as principal, and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENT

     Pursuant to the Subadvisory Agreement between SunAmerica and GSAM dated September 21, 1992, as amended, (the "Previous Subadvisory Agreement"), GSAM served as a subadviser to the Asset Allocation Portfolio. At a Board Meeting held on May 22, 2001, the Trustees, including a majority of the Trustees who are not interested persons of the Portfolio or SunAmerica, approved SunAmerica's recommendation to replace GSAM. Accordingly, the Trustees approved a Subadvisory Agreement (the "New Subadvisory Agreement") with WMA, which became effective July 2, 2001.

     Under the Advisory Agreement, the annual rates of the investment advisory fee payable to SunAmerica for the Portfolio are as follows: 0.75% first $50 million of Assets for the Portfolio; 0.65% next $100 million of Assets for the Portfolio; 0.60%if Assets for the Portfolio and 0.55% over $250 million of Assets for the Portfolio. The term "Assets" means the average daily net assets of the Portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds.

     The New Subadvisory Agreement between WMA and SunAmerica, on behalf of the Portfolio, is substantially similar in form and in substance to the Previous Subadvisory Agreement, in that it (i) provides for the Subadviser to manage the portfolio on a discretionary basis, (ii) provides for the Adviser to compensate the Subadviser for its services, (iii) authorizes the Subadviser to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires the Subadviser to comply with the Portfolio's investment policies and restrictions and with applicable law. The New Subadvisory Agreement will not result in any increase in fees to shareholders. A form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

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INFORMATION ABOUT WMA

     WMA is a Washington corporation located at 1201 Third Avenue, 22nd floor, Seattle Washington 98101. WMA is a wholly owned subsidiary of New American Capital, Inc. (a holding company that in turn is a wholly owned subsidiary of Washington Mutual, Inc.). WMA provides investment advisory services for separately managed "Investment Management Services" accounts in addition to the WM Group of Funds. As of June 30, 2001 WMA had approximately $_________ in assets under management.

     [WMA's investment management objective is to come.]


     The names and principal occupations of the Directors and Principal Executive Officers of WMA are set forth below.


NAME                  POSITION                     ADDRESS

                      First Vice President and     1201 Third Avenue, 22nd Floor
Monte D. Calvin       Director                     Seattle, WA 98101


Joel Calvo            Chairman                     1201 Third Avenue, 22nd Floor
                                                   Seattle, WA 98101

Sandra A. Cavanaugh   Senior Vice President        1201 Third Avenue, 22nd Floor
                      and Director                 Seattle, WA 98101

Sharon L. Howells     First Vice President,        1201 Third Avenue, 22nd Floor
                      Director and                 Seattle, WA 98101
                      Corporate Secretary

William G. Papesh     President and Director       1201 Third Avenue, 22nd Floor
                                                   Seattle, WA 98101

Randall L. Yoakum     Senior Vice President and    1201 Third Avenue, 22nd Floor
                      Chief Investment Officer     Seattle, WA 98101

     WMA serves as an investment adviser or subadviser to the following investment companies with similar investment objectives to the Asset Allocation Portfolio, at the fee rates set forth below, which had the following net assets as of June 30, 2001.

ASSET ALLOCATION PORTFOLIO  [INFORMATION TO COME.]

--------------- -------------------------------------------- -------------------
                                                                 APPROXIMATE
NAME OF FUND           ADVISORY/SUBADVISORY FEE RATE              NET ASSETS
--------------- -------------------------------------------- -------------------
                Annual  rate of ___% of  average  daily net
                assets.
--------------- -------------------------------------------- -------------------
                Annual rate of  _____% of average daily
                net assets.3
--------------- -------------------------------------------- -------------------

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BOARD OF TRUSTEES' CONSIDERATION

     In approving the New Subadvisory Agreement described herein, the Trustees, at an in-person Board Meeting held on May 22, 2001, considered certain factors, including (i) the nature and quality of the services expected to be rendered by WMA, including the credentials and investment experience of its officers and employees; (ii) WMA's investment approach and management style; (iii) the structure of WMA and its ability to provide services, based on both its financial condition as well as its performance record; (iv) a comparison of WMA's subadvisory fee with those of other advisers; and (v) indirect costs and benefits of providing such subadvisory services. The Trustees determined that the engagement of WMA as subadviser for the Portfolio and the subadvisory fee were reasonable, fair and in the best interests of the Portfolio and the Trust's policy owners.

ADDITIONAL INFORMATION

     The Trust is not required to hold annual meetings of policy owners and, therefore, it cannot be determined when the next meeting of policy owners will be held. Policy owner proposals to be considered for inclusion in the proxy statement for the next meeting of policy owners must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.


                                          By Order of the Trustees,

                                          /s/ Robert M. Zakem
                                          -------------------
                                          Robert M. Zakem
                                          Vice President and Assistant Secretary


Dated:   August ____, 2001

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